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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-18357, 333-46084, 333-67331, 333-89377, and 333-91518) pertaining to the Cygnus, Inc. Amended 1991 Employee Stock Purchase Plan and the Cygnus, Inc. Amended 1999 Stock Incentive Plan, in the Registration Statements (Form S-3 Nos. 333-39275, 333-49020, 333-60598, 333-60962, 333-71524, 333-85801, and 333-91949) and in the related prospectuses of our report dated February 24, 2003 (except for Note 10, as to which the date is March 19, 2003), with respect to the consolidated financial statements of Cygnus, Inc. included in the Annual Report, as amended, on Form 10-K/A for the year ended December 31, 2002.

                      /s/  ERNST & YOUNG LLP

Palo Alto, California
May 20, 2003

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  EXHIBIT 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS